UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 27, 2016
Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 27, 2016, Penns Woods Bancorp, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders for which the Board of Directors solicited proxies to consider and vote upon the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2016. As of the record date for the Annual Meeting, holders of a total of 4,738,166 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.
The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:
Proposal No. 1. Election of Class I directors.

Nominees	For	Withheld	Broker Nonvotes
(01) Daniel K. Brewer	2,450,618	265,254	983,990
(02) Michael J. Casale, Jr.	2,445,513	270,359	983,990
(03) Joseph E. Kluger	2,439,052	276,820	983,990
(04) R. Edward Nestlerode, Jr.	2,442,032	273,840	983,990
(05) William H. Rockey	2,380,011	335,861	983,990

Proposal No. 2. Ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Nonvotes
3,660,932	12,080	26,850	0

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNS WOODS BANCORP, INC.

Dated: May 2, 2016
By:    /s/ Brian L. Knepp
Brian L. Knepp    Senior Vice President and Chief Financial Officer

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